EXHIBIT 21.1

LIST OF SUBSIDIARIES

BBI Retail, L.L.C., a Florida limited liability company

Birdhill, Limited, a Hong Kong corporation

Frost Bros Enterprises, Inc., a Texas corporation

Jantzen Apparel Corp., a Delaware corporation

Jantzen, Inc., a Delaware corporation

PEI Licensing, Inc., a Delaware corporation

Perry Ellis International Group Holdings Limited, a Non-resident Irish corporation

Perry Ellis Real Estate Corporation, a Delaware corporation

Salant Caribbean, S. A., a Guatemala corporation

Salant Corporation, a Delaware corporation

Salant (Far East) Limited, a Hong Kong corporation

Salant Holding Corporation, a Delaware corporation

Supreme International Corporation de Mexico, S.A. de C.V., a Mexican corporation

Supreme International, Inc., a Delaware corporation

Supreme Munsingwear Canada, Inc., a Canadian corporation

Supreme Real Estate I, LLC, a Florida limited liability company

Supreme Real Estate II, LLC, a Florida limited liability company

Supreme Realty, LLC, a Florida limited liability company